UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 10, 2023 (July 10, 2023)

XPAC ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40686	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 West 46th Street, 30th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 664-0501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	XPAXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	XPAX	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	XPAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sponsor Handover Agreement

On July 10, 2023, XPAC Acquisition Corp., a Cayman Islands exempted company (“XPAC”), entered into a Purchase and Sponsor Handover Agreement (the “Purchase and Sponsor Handover Agreement”) with J. Streicher Holdings, LLC, (the “New Sponsor”), and XPAC Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), pursuant to which, subject to satisfaction of certain conditions, (i) the Sponsor agreed to sell, and the New Sponsor agreed to purchase, 4,400,283 Class B ordinary shares of XPAC, par value $0.0001 per share, and 4,261,485 private placement warrants to acquire 4,261,485 Class A ordinary shares of XPAC held by the Sponsor, for a total purchase price of $250,000, and (ii) the New Sponsor agreed to become the Sponsor of XPAC (together, the “Sponsor Handover”). The New Sponsor has also agreed to reimburse the Sponsor for $25,000 of legal fees and other expenses incurred by the Sponsor in connection with the transactions contemplated by the Purchase and Sponsor Handover Agreement.

As a condition to consummation of the Sponsor Handover, new members of XPAC’s board of directors (the “Board”) and a new management team for XPAC would be appointed by the existing Board and the existing Board members and the existing management team would resign (the “Director and Management Handover”), which would be effective upon consummation of the Sponsor Handover or as soon as possible thereafter.

Pursuant to the terms of the Purchase and Sponsor Handover Agreement, the New Sponsor also agreed, among other things, to (i) join as a party to the Letter Agreement, dated July 29, 2021, by and the Sponsor, the officers and directors of XPAC and XPAC (the “Letter Agreement”), (ii) at its own cost and expense to (a) extend the term of the existing directors’ and officers’ liability insurance policy for the coverage period ending no earlier than August 15, 2024, and (b) prior to an initial business combination of XPAC (the “Business Combination”), obtain commercially reasonable run-off or “tail” directors’ and officers’ liability insurance policy coverage, including for the benefit of the Sponsor and the directors and officers of XPAC that are party to the Letter Agreement, (iii) indemnify and hold harmless the Sponsor on terms that are the same as the indemnity agreements entered into between XPAC and the indemnitees in connection with the XPAC’s initial public offering, and, if requested by the Sponsor or any other indemnitee, XPAC and the New Sponsor shall assume the defense of any relevant claims or proceedings, and (iv) procure that, in connection with any Business Combination entered into by XPAC, the Sponsor and the independent directors of XPAC (as of the date of the Purchase and Sponsor Handover Agreement) shall have the benefit of demand, piggyback and shelf registration rights with respect to any securities of XPAC (or any successor company following a Business Combination) that are owned by the Sponsor or such independent directors on terms that are at least equal to those granted to the New Sponsor or any PIPE investors in connection with such Business Combination.

In addition, pursuant to the terms of the Purchase and Sponsor Handover Agreement, (i) each of the parties thereto agreed, among other things, that the provisions of each of the indemnity agreements dated July 29, 2021 entered into between the XPAC and each of the directors and officers of XPAC shall remain in full force and effect notwithstanding any resignation of the directors and officers of XPAC, and (ii) XPAC and the New Sponsor agreed to release the directors and officers of XPAC (as of the date of the Purchase and Sponsor Handover Agreement) and the Sponsor from any and all claims relating to XPAC that accrued or may have accrued prior to consummation of the Sponsor Handover.

XPAC has, on the date hereof, filed a definitive proxy statement with the SEC relating to, among other things, the following proposals (the “Extension Proposals”) to be submitted to XPAC’s shareholders at an extraordinary general meeting of shareholders to be held on July 27, 2023, at 9.30 a.m., Eastern Time (the “Extension Meeting”): (i) a proposal to amend XPAC’s amended and restated memorandum and articles of association (the “Articles”) to extend the date by which XPAC has to consummate a Business Combination (the “Extension Amendment Proposal”), (ii) a proposal to amend the Articles to change the name of XPAC (the “Name Change Amendment Proposal”), (iii) a proposal to amend the Letter Agreement to allow the Sponsor to transfer its holdings in XPAC to the New Sponsor or its affiliates (the “Letter Agreement Amendment Proposal”).

The Purchase and Sponsor Handover Agreement provides that consummation of the Sponsor Handover is conditional on, among other things, (i) approval of the Extension Amendment Proposal, the Name Change Amendment Proposal and the Letter Agreement Amendment Proposal, (ii) the New Sponsor joining as a party to the Letter Agreement, (iii) the Director and Management Handover, and (iv) the New Sponsor, at its own cost and expense, having extended the term of the existing directors’ and officers’ liability insurance policy for the coverage period ending no earlier than August 15, 2024. There can be no assurance that the conditions to the consummation of the Sponsor Handover will be satisfied or that the Sponsor Handover will be consummated.

The Purchase and Sponsor Handover Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate authority. The representations and warranties of each party set forth in the Purchase and Sponsor Handover Agreement were made solely for the benefit of the other parties to the Purchase and Sponsor Handover Agreement, and shareholders of XPAC are not third-party beneficiaries of the Purchase and Sponsor Handover. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Purchase and Sponsor Handover Agreement, which may differ from what may be viewed as material by shareholders of XPAC, (b) were made only as of the date of the Purchase and Sponsor Handover Agreement or such other date as is specified in the Purchase and Sponsor Handover Agreement and (c) may have been included in the Purchase and Sponsor Handover Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase and Sponsor Handover Agreement is included with this filing only to provide shareholders of XPAC with information regarding the terms of the Purchase and Sponsor Handover Agreement, and not to provide shareholders of XPAC with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase and Sponsor Handover Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Additional Information and Where to Find It

XPAC has, on the date hereof, filed a definitive proxy statement in connection with XPAC’s solicitation for proxies for the vote by XPAC’s shareholders in connection with the Extension Proposals. On the date hereof, XPAC mailed such definitive proxy statement and other relevant documents to its shareholders as of June 29, 2023 (the record date established for voting on the Extension Proposals). XPAC’S SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY AMENDMENTS THERETO, IN CONNECTION WITH XPAC’S SOLICITATION OF PROXIES FOR ITS EXTENSION MEETING TO BE HELD ON JULY 27, 2023, AT 9.30 A.M., EASTERN TIME, TO APPROVE, AMONG OTHER THINGS, THE EXTENSION PROPOSALS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT XPAC AND THE MATTERS REFERRED TO HEREIN. Shareholders may also obtain a copy of the definitive proxy statement, as well as other documents filed with the SEC regarding the Extension Proposals and other documents filed with the SEC by XPAC, without charge, at the SEC’s website located at www.sec.gov or by written request sent to XPAC, 55 West 46th Street, 30th Floor, New York, NY 10036, United States.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

XPAC and certain of its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitations of proxies from XPAC’s shareholders in connection with the Extension Proposals. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of XPAC’s shareholders in connection with the Extension Proposals are set forth in XPAC’s proxy statement that has been filed with the SEC. You can find more information about XPAC’s directors and executive officers and their respective interests in XPAC in XPAC’s final prospectus that forms a part of XPAC’s Registration Statement on Form S-1 (Reg No. 333-256097), filed with the SEC pursuant to Rule 424(b)(4) on August 2, 2021 (the “IPO Prospectus”), and each Annual Report on Form 10-K that XPAC files with the SEC from time to time. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are included in the definitive proxy statement. Shareholders and other interested persons are urged to read the definitive proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only. This communication shall not constitute a “solicitation” as defined in Section 14 of the Exchange Act. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote, proxy or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

The information in this communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “predict”, “should”, “would”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements whether or not the Sponsor Handover or the Director and Management Handover will be completed, whether or not the Extension Proposals will be approved by XPAC’s shareholders, whether or not the New Sponsor will join as a party to the Letter Agreement, and the timing of, and expectations in relation to, any of the foregoing matters. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of XPAC’s management and are not predictions of actual events. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of XPAC.

These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed in (i) the IPO Prospectus; (ii) XPAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 30, 2022, as amended by an amendment filed with the SEC on September 9, 2022; (iii) XPAC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which was filed with the SEC on May 13, 2022; and (iv) XPAC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, which was filed with the SEC on August 22, 2022, in each case, under the heading “Risk Factors,” and other documents that XPAC has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual events or results could differ materially from the events or results implied by these forward-looking statements. There may be additional risks that XPAC does not presently know or that XPAC does not currently believe are immaterial that could also cause actual events or results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect XPAC’s plans or forecasts of future events and views as of the date of this communication. XPAC anticipates that subsequent events and developments may cause XPAC’s assessments to change. However, while XPAC may elect to update these forward-looking statements at some point in the future, except to the extent required by applicable law, XPAC specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing XPAC’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description of Exhibits
10.1	Purchase and Sponsor Handover Agreement, dated July 10, 2023, by and among XPAC Acquisition Corp., J. Streicher Holdings, LLC, and XPAC Sponsor LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2023

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
Chu Chiu Kong
Chief Executive Officer and Chairman of the Board of Directors